Total Revenue CEO Commentary “Our performance in the first quarter of 2024 was an extension of the positive trends we saw in the second half of 2023. At Acima, merchant additions, increased productivity per merchant, and our expanding direct-to-consumer offerings drove strong GMV growth against the first quarter of the prior year. At Rent-A-Center, our digital investments as well as targeted promotions continued to support the segment’s performance, with same store sales increasing year-over-year,” said Mitch Fadel, CEO. “Our enterprise-wide focus on business development capabilities, service platforms, and technology infrastructure continues to progress, with our initial efforts already propelling results. In addition, while certain macro factors such as strong employment metrics helped support demand, we are mindful of the headwinds facing our consumers. Even so, our consumers remained resilient, and our team delivered superior service to merchants and customers while achieving operational metrics and financial results at the higher end of our expectations. “I am pleased with our performance in the first quarter, which demonstrates that our team’s effort and dedication continue to produce strong, sustainable results for our Company. We look forward to continuing to build on this momentum throughout 2024,” concluded Mr. Fadel. Exceeds Mid-Point of Targets for Q1 Revenue, Adjusted EBITDA, and Non-GAAP Diluted EPS Upbound Group, Inc. Earnings Release May 2, 2024 First Quarter 2024 Results & Key Metrics First Quarter Consolidated Results • Consolidated revenues of $1,096.0 million increased 7.9% year-over- year, driven by both higher rentals and fees revenue and higher merchandise sales revenue. • GAAP operating profit of $61.8 million, after $26.8 million of pre-tax costs relating to special items described below, compared to $(35.1) million of GAAP operating loss, after $127.6 million of pre-tax costs relating to special items, in the prior year period. First quarter 2024 GAAP operating profit margin was 5.6%, compared to (3.5)% in the prior year period. • Consolidated lease charge-off rate of 7.4%, a 30 bps increase from the prior year period and 10 bps lower sequentially. • Net earnings on a GAAP basis of $27.7 million decreased 41.5% year-over-year due to the prior year tax benefit associated with the vesting of restricted stock awards issued in connection with the Acima acquisition. Net profit margin of 2.5% decreased 220 bps year-over- year. • Adjusted EBITDA1 decreased 2.2% year-over-year to $109.1 million, with higher Rent-A-Center segment Adjusted EBITDA offset by lower Acima segment Adjusted EBITDA and higher Corporate costs. • Adjusted EBITDA margin1 of 10.0% decreased 100 basis points compared to the prior year, due to a 260 bps year-over-year decrease in Acima Adjusted EBITDA margin1 in addition to higher Corporate costs, partially offset by a 140 bps year-over-year increase in Rent-A- Center Adjusted EBITDA margin1. • GAAP diluted earnings per share was $0.50, compared to GAAP diluted earnings per share of $0.84 in the prior year period. • Non-GAAP diluted earnings per share1, which excludes the impact of special items described below, was $0.79 for the first quarter of 2024, compared to $0.83 in the prior year period. Growth Momentum Continues: Revenue, Acima GMV, and Rent-A-Center U.S. Same Store Sales Increase Y/Y 1 (1)Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release. Total Revenue GAAP Diluted EPS $1,096M $0.50 Non-GAAP Diluted EPS1 Net Earnings $28M Adjusted EBITDA1 $0.79$109M

Segment Highlights Rent-A-Center Segment First Quarter Results • Same-store-sales increased 80 bps year-over-year, improving from a 1.6% decrease in the fourth quarter of 2023. • Same-store lease portfolio value was flat to slightly positive year-over-year. • Revenues of $485.8 million increased 20 bps 0.2%year-over-year, improving from a 1.7% decrease for the fourth quarter of 2023, driven by an increase in rentals and fees revenue that was partially offset by a decrease in merchandise sales revenue. • Rentals and fees revenue increased 0.8% year- over-year. Merchandise sales revenue decreased 3.6% year-over-year, primarily due to fewer customers electing early purchase options. • Lease charge-offs (LCO) were 4.7% of revenue, improving from 4.8% in the prior year period. • Operating profit and net earnings on a GAAP basis were $74.8 million with a margin of 15.4%, compared to $69.0 million and 14.2% in the prior year period. • Adjusted EBITDA was $80.4 million with a margin of 16.6% in the first quarter, compared to $73.9 million and 15.2% in the prior year period. The year-over-year increase in Adjusted EBITDA and Adjusted EBITDA margin was due to higher gross margins. • As of March 31, 2024, the Rent-A-Center segment owned and operated 1,836 locations. Acima Segment First Quarter Results • GMV increased 19.9% year-over-year, improving from a 19.0% increase in the fourth quarter of 2023. Growth in GMV was primarily due to an increase in merchant locations, merchant productivity, and our expanding direct-to-consumer offerings. • Revenues of $561.3 million increased 16.0% year- over-year, driven by increases in both rentals and fees revenue and merchandise sales revenue. • Rentals and fees revenue increased 16.3% year-over- year and merchandise sales increased 15.2% year- over-year. • Gross margin decreased 190 basis points year-over- year due to a growing portfolio where revenue lags higher incentive, labor, and underwriting costs, in addition to an increase in merchandise sales in the quarter. • Lease charge-offs (LCO) for the consolidated Acima segment were 9.6%, down 30 bps sequentially and up 70 bps year-over-year due primarily to a higher loss rate for the legacy Acceptance Now business that is converting to the Acima underwriting platform. • Operating profit and net earnings on a GAAP basis were $51.9 million with a margin of 9.2%, compared to $53.9 million and 11.1% in the prior year period. • Adjusted EBITDA was $64.9 million with a margin of 11.6%, compared to $68.6 million and 14.2% in the prior year period. The decrease in Adjusted EBITDA margin was primarily attributable to lower gross margins and higher consolidated losses. • Merchant locations with at least one funded lease in the quarter increased approximately 9.1% year-over- year in Q1. 2

Segment Highlights (continued) Franchising Segment First Quarter Results • Revenues of $28.3 million decreased 5.0% year-over-year due to lower inventory sales. • Segment net earnings, on a GAAP basis, and Adjusted EBITDA were both approximately $3.4 million. • As of March 31, 2024, the company had 434 franchised locations. Mexico Segment First Quarter Results • Revenues of $20.6 million increased 7.2% year-over-year on a constant currency basis. • Segment net earnings, on a GAAP basis, and Adjusted EBITDA were approximately $1.7 million and $2.0 million, respectively. • As of March 31, 2024, the Mexico segment owned and operated 131 locations. Corporate Segment First Quarter Results • GAAP basis expenses decreased 57.2% year- over-year, primarily due to lower stock-based compensation expense related to the prior year accelerated vesting of restricted stock awards issued in connection with the Acima acquisition. • Operating expense excluding special items1 described below increased $6.1 million year- over-year, or 12.1%, due primarily to additional investments in technology and people. 3 (1)Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Full Year 2024 Financial Outlook The Company is reaffirming the following guidance, provided during our Q4 earnings call on February 22, 2024, for its 2024 fiscal year. Due to the inherent uncertainty related to the special items identified in the tables below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. The actual amount of these items during 2024 may have a significant impact on our future GAAP results. Conference Call and Webcast Information Upbound Group, Inc. will host a conference call to discuss the first quarter results, guidance and other operational matters on the morning of Thursday, May 2, 2024, at 9:00 a.m. ET. For a live webcast of the call, visit https://investor.upbound.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website. Table 1 Full Year 2024Consolidated Guidance1 Revenues ($B) $4.00 - $4.20 Adj. EBITDA Excluding SBC ($M)2 $455 - $485 Non-GAAP Diluted Earnings Per Share2,3 $3.55 - $4.00 Free Cash Flow ($M)2 $100 - $130 1. Consolidated includes Acima, Rent-A-Center, Franchising, Mexico and Corporate Segments. 2. Non-GAAP financial measure. See descriptions below in this release. 3. Non-GAAP diluted earnings per share excludes the impact of incremental depreciation and amortization related to the estimated fair value of acquired Acima assets, stock compensation expense associated with the Acima Acquisition equity consideration, which was subject to vesting conditions, and accelerated depreciation for software assets we intend to retire in 2024. CFO Commentary “The first quarter was a promising start to the year for Upbound. Acima’s nearly 20% GMV growth and Rent-A-Center’s same store sales growth resulted in revenue increases in both segments. Our strong performance was underpinned by disciplined underwriting, with our overall LCOs slightly better than our expectations with Rent-A-Center's LCO rate decreasing year-over-year and Acima’s LCO rate decreasing sequentially,” noted Fahmi Karam, CFO. “During the first quarter, we made additional progress on our capital allocation strategy, reducing debt by approximately $19 million in the quarter while distributing our first quarterly dividend of 2024 at $0.37, an increase from $0.34 last year. The Company maintains a strong financial position and ended the quarter with net debt of $1.2 billion and leverage of 2.7x. “Our team’s focus on execution and expense management, as well as strategic investments in key growth drivers, resulted in operational and financial performance in line with our expectations. Considering the trajectory of our business, and our proven ability to navigate the uncertain macroeconomic environment, we believe that we are well-positioned to achieve the robust targets that we shared for 2024. As a result, we reaffirm the outlook that we outlined previously, including a target 2024 Non-GAAP EPS of $3.55 - $4.00,” concluded Mr. Karam. 4

Financial Highlights

Key Metrics

Table 2 Metrics ($'s Millions - except per share)		Q1 2024		Q1 2023		Q4 2023
Consolidated						
Revenue	$	1,096.0	$	1,016.1	$	1,018.1
GAAP Operating Profit (Loss)	$	61.8	$	(35.1)	$	55.9
Net Earnings	$	27.7	$	47.3	$	(11.3)
Net Profit Margin		2.5 %		4.7 %		(1.1)%
Adj. EBITDA [(1)]	$	109.1	$	111.5	$	107.6
Adj. EBITDA Margin [(1)]		10.0 %		11.0 %		10.6 %
Lease Charge-Off Rate [(5)]		7.4 %		7.1 %		7.5 %
GAAP Operating Expenses as % of Total Revenue		42.6 %		53.3 %		44.9 %
GAAP Diluted EPS	$	0.50	$	0.84	$	(0.21)
Non-GAAP Diluted EPS [(1)]	$	0.79	$	0.83	$	0.81
Operating Cash Flow	$	45.4	$	105.40	$	(19.7)
Free Cash Flow [(1)]	$	33.6	$	95.9	$	(36.9)
Rent-A-Center Segment						
Lease Portfolio - Monthly Value (as of period end) [(2)]	$	139.3	$	140.2	$	145.0
Same Store Lease Portfolio Value (Y/Y % Change - as of period end) [(3)]		0.0 %		(3.3)%		2.2 %
Same Store Sales (Y/Y % Change) [(4)]		0.8 %		(6.6)%		(1.6)%
Revenue	$	485.8	$	485.0	$	459.3
GAAP Operating Profit/GAAP Net Earnings	$	74.8	$	69.0	$	61.9
Net Profit Margin		15.4 %		14.2 %		13.5 %
Adj. EBITDA [(1)]	$	80.4	$	73.9	$	66.7
Adj. EBITDA Margin [(1)]		16.6 %		15.2 %		14.5 %
Lease-Charge Off Rate [(5)]		4.7 %		4.8 %		4.2 %
30+ Day Past Due Rate [(6)]		3.1 %		3.0 %		3.1 %
Corporate Owned Store Count (U.S. & PR - as of period end)		1,836		1,850		1,839
Acima Segment						
GMV [(7)]	$	417.6	$	348.2	$	475.2
GMV (Y/Y % Change) [(7)]		19.9 %		(12.6)%		19.0 %
Revenue	$	561.3	$	483.8	$	507.9
GAAP Operating Profit/GAAP Net Earnings	$	51.9	$	53.9	$	60.4
Net Profit Margin		9.2 %		11.1 %		11.9 %
Adj. EBITDA [(1)]	$	64.9	$	68.6	$	75.0
Adj. EBITDA Margin [(1)]		11.6 %		14.2 %		14.8 %
Lease Charge-Off Rate [(5)]		9.6 %		8.9 %		9.9 %
60+ Day Past Due Rate [(8)]		13.0 %		13.8 %		13.0 %

(1) Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

(2) Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Rent-A-Center stores and e-commerce platform at the end of any given period.

(3) Same Store Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our e-commerce platform and Rent-A-Center stores that were operated by us for 13 months or more at the end of any given period. The Company excludes from the same store base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store base in the 30th full month following account transfer.

(4) Same Store Sales (SSS): Same store sales generally represents revenue earned in stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer.

(5) Lease Charge-Offs (LCOs) (previously referred to as "skip / stolen losses"): Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get It Now and Home Choice locations.

(6) 30+ Days Past Due Rate: Defined as the average number of accounts 30+ days past due as a % of total open leases.

(7) Gross Merchandise Volume (GMV): The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Company that is leased to customers through a transaction that occurs within a defined period, net of estimated cancellations as of the measurement date.

(8) 60+ Days Past Due Rate: Defined as the average number of accounts 60+ days past due as a % of total open leases.

upbound

5

About Upbound Group, Inc Upbound Group, Inc. (NASDAQ: UPBD) is an omni-channel platform company committed to elevating financial opportunity for all through innovative, inclusive, and technology-driven financial solutions that address the evolving needs and aspirations of consumers. The Company’s customer-facing operating units include industry-leading brands such as Rent-A-Center® and Acima® that facilitate consumer transactions across a wide range of store-based and digital retail channels, including over 2,400 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com. Investor Contact Upbound Group, Inc. Jeff Chesnut SVP Strategy & Corporate Development 972-801-1108 jeff.chesnut@upbound.com 6

Forward Looking Statements This press release, and the guidance above and the Company's related conference call contain forward-looking statements that involve risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward- looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "maintain," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning (i) the Company's guidance for 2024 and future outlook, (ii) the impact of ongoing challenging macroeconomic conditions on the Company's business operations, financial performance, and prospects, (iii) the future business prospects and financial performance of the Company, (iv) the Company’s growth strategies, (v) the Company's expectations, plans and strategy relating to its capital structure and capital allocation, including any share repurchases under the Company's share repurchase program, and (vi) other statements that are not historical facts. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to these differences include, but are not limited to: (1) the general strength of the economy and other economic conditions affecting consumer preferences and spending, including the availability of credit to the Company's target consumers and to other consumers, impacts from continued inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth; (2) factors affecting the disposable income available to the Company's current and potential customers; (3) changes in the unemployment rate; (4) capital market conditions, including changes in interest rates and availability of funding sources for the Company; (5) changes in the Company's credit ratings; (6) difficulties encountered in improving the financial and operational performance of the Company's business segments; (7) risks associated with pricing, value proposition and other changes and strategies being deployed in the Company's businesses; (8) the Company's ability to continue to effectively execute its strategic initiatives, including mitigating risks associated with any potential mergers and acquisitions, or refranchising opportunities; (9) the Company's ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; (10) failure to manage the Company's operating labor and non-labor operating expenses, including merchandise losses; (11) disruptions caused by the operation of the Company's information management systems or disruptions in the systems of the Company's host retailers; (12) risks related to the Company's virtual lease-to-own business, including the Company's ability to continue to develop and successfully implement the necessary technologies; (13) the Company's ability to achieve the benefits expected from its integrated virtual and staffed retail partner offering and to successfully grow this business segment; (14) exposure to potential operating margin degradation due to the higher cost of merchandise and higher merchandise losses in the Company's Acima segment compared to our Rent-A-Center segment; (15) the Company's transition to more readily scalable, “cloud-based” solutions; (16) the Company's ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; (27) the Company's ability to protect its proprietary intellectual property; (18) the Company's ability or that of the Company's host retailers to protect the integrity and security of customer, employee, supplier and host retailer information, which may be adversely affected by hacking, computer viruses, or similar disruptions; (19) impairment of the Company's goodwill or other intangible assets; (20) disruptions in the Company's supply chain; (21) limitations of, or disruptions in, the Company's distribution network; (22) rapid inflation or deflation in the prices of the Company's products and other related costs; (23) allegations of product safety and quality control issues, including recalls; (24) the Company's ability to execute, as well as, the effectiveness of store consolidations, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; (25) the Company's available cash flow and its ability to generate sufficient cash flow to continue paying dividends; (26) increased competition from traditional competitors, virtual lease-to-own competitors, online retailers, Buy-Now-Pay-Later and other fintech companies and other competitors, including subprime lenders; (27) the Company's ability to identify and successfully market products and services that appeal to its current and future targeted customer segments and to accurately estimate the size of the total addressable market; (28) consumer preferences and perceptions of the Company's brands; (29) the Company’s ability to effectively provide consumers with additional products and services beyond lease-to-own, including through third party partnerships; (30) the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; (31) the Company's ability to enter into new rental or lease purchase agreements and collect on existing rental or lease purchase agreements; (32) impacts from the enforcement of existing laws and regulations and the enactment of new laws and regulations adversely affecting the Company's business, including any legislative or other regulatory enforcement efforts that seek to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to the Company's business; (33) the Company's compliance with applicable statutes or regulations governing its businesses; (34) changes in tariff policies; (35) adverse changes in the economic conditions of the industries, countries or markets that the Company serves; (36) information technology and data security costs; (37) the impact of any breaches in data security or other disturbances to the Company's information technology and other networks (38) changes in estimates relating to self-insurance liabilities, and income tax and litigation reserves; (39) changes in the Company's effective tax rate; (40) fluctuations in foreign currency exchange rates; (41) the Company's ability to maintain an effective system of internal controls; (42) litigation or administrative proceedings to which the Company is or may be a party to from time to time; and (43) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2023, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 7

Upbound Group, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED Table 3 Three Months Ended March 31, (in thousands, except per share data) 2024 2023 Revenues Rentals and fees $ 872,539 $ 806,717 Merchandise sales 179,699 162,989 Installment sales 14,692 15,847 Franchise merchandise sales 20,859 22,827 Royalty income and fees 6,563 6,236 Other 1,615 1,445 Total revenues 1,095,967 1,016,061 Cost of revenues Cost of rentals and fees 327,148 297,146 Cost of merchandise sold 213,569 184,260 Cost of installment sales 5,288 5,619 Franchise cost of merchandise sold 20,894 22,772 Total cost of revenues 566,899 509,797 Gross profit 529,068 506,264 Operating expenses Operating labor 158,136 156,489 Non-labor operating expenses 213,802 196,711 General and administrative expenses 55,099 47,726 Depreciation and amortization 13,473 12,881 Other gains and charges 26,796 127,570 Total operating expenses 467,306 541,377 Operating profit (loss) 61,762 (35,113) Interest expense 29,991 28,100 Interest income (803) (420) Earnings (loss) before income taxes 32,574 (62,793) Income tax expense (benefit) 4,887 (110,123) Net earnings $ 27,687 $ 47,330 Basic weighted average shares 54,544 55,157 Basic earnings per common share $ 0.51 $ 0.86 Diluted weighted average shares 55,815 56,437 Diluted earnings per common share $ 0.50 $ 0.84 REVENUES BY SEGMENT Acima $ 561,346 $ 483,847 Rent-A-Center 485,753 485,008 Mexico 20,567 17,430 Franchising 28,301 29,776 Total revenues $ 1,095,967 $ 1,016,061 8

Upbound Group, Inc. and Subsidiaries SELECTED BALANCE SHEETS HIGHLIGHTS - UNAUDITED Table 4 March 31, (In thousands) 2024 2023 Cash and cash equivalents $ 84,793 $ 171,698 Receivables, net 108,413 101,772 Prepaid expenses and other assets 42,685 44,833 Rental merchandise, net On rent 1,056,381 943,487 Held for rent 132,098 126,762 Operating lease right-of-use assets 284,133 300,731 Goodwill 289,750 289,750 Total assets 2,626,984 2,741,125 Operating lease liabilities $ 288,115 $ 304,063 Senior debt, net 848,615 889,950 Senior notes, net 440,410 438,440 Total liabilities 2,048,689 2,070,783 Total stockholders' equity 578,295 670,342 9

Non-GAAP Financial Measures This release and the Company's related conference call contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Free Cash Flow (net cash provided by operating activities less capital expenditures), and (4) Adjusted EBITDA margin (Adjusted EBITDA divided by total revenue) on a consolidated and segment basis. “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. Special items are reported as Other Gains and Charges in our Consolidated Statements of Operations. For the periods presented herein, these special items are described in the quantitative reconciliation tables included below in this release. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. 10

Reconciliation of Net Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 5

(In thousands)	Three Months Ended March 31, 2024 Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 529,068	$ 61,762	$ 32,574	$ 4,887	$ 27,687	$ 0.50
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	—	16,647	16,647	5,801	10,846	0.19
Acima equity consideration vesting[(3)]	—	4,893	4,893	(1,028)	5,921	0.11
Accelerated software depreciation[(4)]	—	4,611	4,611	1,607	3,004	0.05
Asset impairments[(5)]	—	645	645	225	420	0.01
Discrete income tax items	—	—	—	3,938	(3,938)	(0.07)
Non-GAAP Adjusted Results	$ 529,068	$ 88,558	$ 59,370	$ 15,430	$ 43,940	$ 0.79

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $12.7 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million related to the fair value of acquired software assets.

(3) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease to own stores, due to the transition to a new internally developed point-of-sale system expected to be deployed in the second quarter of 2024.

(5) Includes fixed asset impairments of approximately $0.5 million and lease impairments of approximately $0.1 million.

Table 6

(In thousands)	Three Months Ended March 31, 2023 Gross Profit	Operating (Loss) Profit	(Loss) Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 506,264	$ (35,113)	$ (62,793)	$ (110,123)	$ 47,330	$ 0.84
Plus: Special Items[(1)]						
Acima equity consideration vesting[(2)]	—	109,473	109,473	108,767	706	0.01
Acima acquired assets depreciation and amortization[(3)]	—	18,234	18,234	18,116	118	—
Legal settlements	—	(137)	(137)	(136)	(1)	—
Discrete income tax items	—	—	—	1,125	(1,125)	(0.02)
Non-GAAP Adjusted Results	$ 506,264	$ 92,457	$ 64,777	$ 17,749	$ 47,028	$ 0.83

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. Acima equity consideration vesting recognized during the three months ended March 31, 2023 includes $78.4 million attributable to the acceleration of restricted stock agreement vesting provisions, primarily related to Aaron Allred's transition from Executive Vice President of Acima to an advisory role.

(3) Includes amortization expense of approximately $14.2 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

11

upbound

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 7

(in thousands)	Three Months Ended March 31, 2024					
	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$ 51,911	$ 74,774	$ 1,696	$ 3,364	$ (104,058)	$ 27,687
Plus: Interest, net	—	—	—	—	29,188	29,188
Plus: Income tax expense	—	—	—	—	4,887	4,887
Operating profit (loss)	51,911	74,774	1,696	3,364	(69,983)	61,762
Plus: Depreciation and amortization	290	4,990	346	36	7,811	13,473
Plus: Stock-based compensation	—	—	—	—	7,047	7,047
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	12,675	—	—	—	3,972	16,647
Acima equity consideration vesting[(3)]	—	—	—	—	4,893	4,893
Accelerated software depreciation[(4)]	—	—	—	—	4,611	4,611
Asset impairments[(5)]	—	645	—	—	—	645
Adjusted EBITDA	$ 64,876	$ 80,409	$ 2,042	$ 3,400	$ (41,649)	$ 109,078

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $12.7 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $3.9 million.

(3) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease to own stores, due to the transition to a new internally developed point-of-sale system expected to be deployed in the second quarter of 2024.

(5) Includes fixed asset impairments of approximately $0.5 million and lease impairments of approximately $0.1 million.

Table 8

(in thousands)	Three Months Ended March 31, 2023					
	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$ 53,870	$ 68,961	$ 995	$ 4,760	$ (81,256)	$ 47,330
Plus: Interest, net	—	—	—	—	27,680	27,680
Plus: Income tax benefit	—	—	—	—	(110,123)	(110,123)
Operating profit (loss)	53,870	68,961	995	4,760	(163,699)	(35,113)
Plus: Depreciation and amortization	427	4,970	242	38	7,204	12,881
Plus: Stock-based compensation	—	—	—	—	6,208	6,208
Plus: Special Items[(1)]						
Acima equity consideration vesting[(2)]	—	—	—	—	109,473	109,473
Acima acquired assets depreciation and amortization[(3)]	14,262	—	—	—	3,972	18,234
Legal settlements	—	—	—	—	(137)	(137)
Adjusted EBITDA	$ 68,559	$ 73,931	$ 1,237	$ 4,798	$ (36,979)	$ 111,546

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions. Acima equity consideration vesting recognized during the three months ended March 31, 2023 includes $78.4 million attributable to the acceleration of restricted stock agreement vesting provisions, primarily related to Aaron Allred's transition from Executive Vice President of Acima to an advisory role.

(3) Includes amortization expense of approximately $14.2 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

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Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Table 9 Three Months Ended March 31, (in thousands) 2024 2023 Net cash provided by operating activities $ 45,421 $ 105,417 Purchase of property assets (11,817) (9,534) Free cash flow $ 33,604 $ 95,883 13